Exhibit 99.1

FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Declares Fiscal Year 2018 First Quarter Distribution of $0.32 Per Share, a Special Distribution of $0.08 Per Share and Announces Fiscal Year 2017 Fourth Quarter Financial Results

NEW YORK, NY, November 20, 2017 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC), today announced its financial results for its fourth fiscal quarter ended September 30, 2017.

Except where the context suggests otherwise, the terms "we," "us," "our," and "Company" refer to Golub Capital BDC, Inc. and its consolidated subsidiaries. "GC Advisors" refers to GC Advisors LLC, our investment adviser.

SELECTED FINANCIAL HIGHLIGHTS

(in thousands, expect per share data)
	September 30, 2017	June 30, 2017
Investment portfolio, at fair value	$1,685,015	$1,801,808
Total assets	$1,754,176	$1,855,039
Net asset value per share	$16.08	$16.01

	Quarter Ended
	September 30, 2017	June 30, 2017
Investment income	$34,950	$35,408
Net investment income	$18,238	$17,808
Net gain (loss) on investments and secured borrowings	$4,215	$2,303
Net increase in net assets resulting from operations	$22,453	$20,111

Earnings per share	$0.38	$0.35
Net gain (loss) on investments and secured borrowings per share	$0.07	$0.04
Net investment income per share	$0.31	$0.31
Accrual for capital gain incentive fee per share	$0.01	$0.01
Net investment income before capital gain incentive fee accrual per share (1)	$0.32	$0.32

(1) As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, which is not contractually payable under the terms of the Company's investment advisory agreement with GC Advisors.

Fourth Fiscal Quarter 2017 Highlights

•
Net increase in net assets resulting from operations for the quarter ended September 30, 2017 was $22.5 million, or $0.38 per share, as compared to $20.1 million, or $0.35 per share, for the quarter ended June 30, 2017;

•	Net investment income for the quarter ended September 30, 2017, was $18.3 million, or $0.31 per share, as compared to $17.8 million, or $0.31 per share, for the quarter ended June 30, 2017;

•
Net investment income for the quarter ended September 30, 2017, excluding a $0.8 million accrual for the capital gain incentive fee under GAAP, was $19.1 million, or $0.32 per share, as compared to $18.4 million, or $0.32 per share, excluding a $0.6 million accrual for the capital gain incentive fee under GAAP, for the quarter ended June 30, 2017;

•
Net gain on investments and secured borrowings for the quarter ended September 30, 2017 was $4.2 million, or $0.07 per share, as compared to a net gain of $2.3 million, or $0.04 per share, for the quarter ended June 30, 2017; and

•
Our board of directors declared on November 17, 2017 a quarterly distribution of $0.32 per share and a special distribution of $0.08 per share both of which are payable on December 28, 2017 to stockholders of record as of December 12, 2017.

Exhibit 99.1

Portfolio and Investment Activities

As of September 30, 2017, the Company had investments in 185 portfolio companies with a total fair value of $1,590.0 million and had investments in Senior Loan Fund LLC (“SLF”) with a total fair value of $95.0 million. This compares to the Company’s portfolio as of June 30, 2017, as of which date the Company had investments in 188 portfolio companies with a total fair value of $1,692.9 million and investments in SLF with a total fair value of $108.9 million. Investments in portfolio companies as of September 30, 2017 and June 30, 2017 consisted of the following:

	As of September 30, 2017		As of June 30, 2017
	Investments	Percentage of	Investments	Percentage of
Investment	at Fair Value	Total	at Fair Value	Total
Type	(In thousands)	Investments	(In thousands)	Investments
Senior secured	$195,029	11.6%	$192,123	10.7%
One stop	1,334,084	79.2	1,429,917	79.4
Second lien	9,434	0.6	9,434	0.5
Subordinated debt	59	0.0 *	58	0.0 *
LLC equity interests in SLF	95,015	5.6	108,879	6.0
Equity	51,394	3.0	61,397	3.4
Total	$1,685,015	100.0%	$1,801,808	100.0%

*	Represents an amount less than 0.1%.
The following table shows the asset mix of our new investment commitments for the three months ended September 30, 2017:

	For the three months ended September 30, 2017
	New Investment
	Commitments	Percentage of
	(In thousands)	Commitments

Senior secured	$18,120	14.0%
One stop	109,234	84.8
Equity securities	1,514	1.2
Total new investment commitments	$128,868	100.0%

Overall, total investments at fair value decreased by 6.5%, or $116.8 million, during the three months ended September 30, 2017 after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gain (loss). Total investments at fair value held by SLF decreased by 6.6%, or $21.3 million, after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gain (loss).

For the three months ended September 30, 2017, the weighted average annualized investment income yield (which includes interest and fee income and amortization of capitalized fees and discounts) and the weighted average annualized income yield (which excludes income resulting from amortization of capitalized fees and discounts) on the fair value of earning portfolio company investments in the Company’s portfolio were 8.5% and 7.8%, respectively.

Exhibit 99.1

Consolidated Results of Operations

Total investment income for the quarters ended September 30, 2017 and June 30, 2017 was $35.0 million and $35.4 million, respectively. This $0.4 million decrease was primarily attributable to lower fee income from prepayments during the quarter ended September 30, 2017.

Total expenses for the quarters ended September 30, 2017 and June 30, 2017 were $16.7 million and $17.6 million, respectively. This $0.9 million decrease was primarily attributable to a decrease in the incentive fee due to lower investment income.

During the quarter ended September 30, 2017, the Company recorded a net realized gain of $11.0 million and recorded net unrealized depreciation of $6.8 million. The net realized gain was primarily due to the sale of nine equity investments and the sale of portfolio company investments to SLF. The net unrealized depreciation was due to the reversal of unrealized appreciation associated with the sale of the portfolio company investments driving the realized gain partially offset by the rise in market prices on several middle market debt and equity investments.

Liquidity and Capital Resources

The Company’s liquidity and capital resources are derived from the Company’s debt securitizations, U.S. Small Business Administration (“SBA”) debentures, revolving credit facilities and cash flow from operations. The Company’s primary uses of funds from operations include investments in portfolio companies and payment of fees and other expenses that the Company incurs. The Company has used, and expects to continue to use, its debt securitizations, SBA debentures, revolving credit facilities, proceeds from its investment portfolio and proceeds from offerings of its securities and its dividend reinvestment plan to finance its investment objectives.

As of September 30, 2017, the Company had cash and cash equivalents of $4.0 million, restricted cash and cash equivalents of $58.6 million and $781.1 million of debt and secured borrowings outstanding. As of September 30, 2017, the Company had $161.9 million of remaining commitments and $95.0 million available for additional borrowings on its senior secured revolving credit facility with Wells Fargo Bank, N.A., as lender and administrative agent (“Credit Facility”), subject to leverage and borrowing base restrictions. As of September 30, 2017, through our SBIC licensees, we had $58.0 million of debenture commitments, of which $30.0 million was available to be drawn, subject to customary SBA regulatory requirements.

On September 28, 2017, Golub Capital BDC Funding LLC, a wholly owned subsidiary of the Company ("Funding"), entered into an amendment to the Credit Facility which amendment, was effective as of September 28, 2017 and, among other things, (a) extended the expiration of the reinvestment period from September 27, 2017 to September 27, 2018, during which period Funding, subject to certain conditions, may make borrowings under the facility and (b) extended the stated maturity date from September 28, 2020 to September 28, 2022. The other material terms of the Credit Facility were unchanged.

On November 17, 2017, the Board declared a quarterly distribution of $0.32 per share and a special distribution of $0.08 per share both of which are payable on December 28, 2017 to holders of record as of December 12, 2017.

Exhibit 99.1

Portfolio and Asset Quality

GC Advisors regularly assesses the risk profile of each of the Company’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3
Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower may be out of compliance with debt covenants; however, loan payments are generally not past due.

2
Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 180 days past due).

1
Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

The following table shows the distribution of the Company’s investments on the 1 to 5 internal performance rating scale at fair value as of September 30, 2017 and June 30, 2017:

	September 30, 2017		June 30, 2017
Internal	Investments	Percentage of	Investments	Percentage of
Performance	at Fair Value	Total	at Fair Value	Total
Rating	(In thousands)	Investments	(In thousands)	Investments
5	$91,525	5.5%	$212,063	11.8%
4	1,378,316	81.8	1,377,526	76.5
3	212,629	12.6	209,231	11.6
2	249	0.0 *	240	0.0 *
1	2,296	0.1	2,748	0.1
Total	$1,685,015	100.0%	$1,801,808	100.0%

*	Represents an amount less than 0.1%.

Exhibit 99.1

Conference Call

The Company will host an earnings conference call at 11:00 a.m. (Eastern Time) on Tuesday, November 21, 2017 to discuss the quarterly financial results. All interested parties may participate in the conference call by dialing (800) 410-4983 approximately 10-15 minutes prior to the call; international callers should dial (303) 223-4360. Participants should reference Golub Capital BDC, Inc. when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Resources link on the homepage of our website (www.golubcapitalbdc.com) and click on the Quarter Ended 9.30.17 Investor Presentation under Events/Presentations. An archived replay of the call will be available shortly after the call until 1:00 p.m. (Eastern Time) on December 21, 2017. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21859906.

Exhibit 99.1

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(In thousands, except share and per share data)

	September 30, 2017	June 30, 2017
Assets	(audited)	(unaudited)
Investments, at fair value (cost of $1,671,239 and $1,781,227, respectively)	$1,685,015	$1,801,808
Cash and cash equivalents	3,988	12,827
Restricted cash and cash equivalents	58,570	33,042
Interest receivable	6,271	5,871
Receivable from investments sold	—	1,317
Other assets	332	174
Total Assets	$1,754,176	$1,855,039

Liabilities
Debt	$781,100	$883,400
Less unamortized debt issuance costs	4,273	4,284
Debt less unamortized debt issuance costs	776,827	879,116
Secured borrowings, at fair value (proceeds of $0 and $403, respectively)	—	406
Interest payable	3,800	6,274
Management and incentive fees payable	13,215	13,404
Accounts payable and accrued expenses	2,312	2,264
Payable for open trades	—	5,294
Accrued trustee fees	76	62
Total Liabilities	796,230	906,820

Net Assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2017 and June 30, 2017	—	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 59,577,293 and 59,235,174 shares issued and outstanding as of September 30, 2017 and June 30, 2017, respectively	60	59
Paid in capital in excess of par	939,269	932,970
Undistributed net investment income	3,074	3,862
Net unrealized appreciation (depreciation) on investments and secured borrowings	16,444	23,247
Net realized gain (loss) on investments	(901)	(11,919)
Total Net Assets	957,946	948,219
Total Liabilities and Total Net Assets	$1,754,176	$1,855,039

Number of common shares outstanding	59,577,293	59,235,174
Net asset value per common share	$16.08	$16.01

Exhibit 99.1

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)
	Three months ended
	September 30, 2017	June 30, 2017
	(unaudited)	(unaudited)
Investment income
Interest income	$33,549	$33,249
Dividend income	1,066	1,169
Fee income	335	990

Total investment income	34,950	35,408

Expenses
Interest and other debt financing expenses	8,155	8,099
Base management fee	6,072	6,059
Incentive fee	1,285	2,073
Professional fees	461	638
Administrative service fee	620	595
General and administrative expenses	119	136

Total expenses	16,712	17,600

Net investment income	18,238	17,808

Net gain (loss) on investments and secured borrowings
Net realized gain (loss) on investments	11,018	(3,209)
Net change in unrealized appreciation (depreciation) on investments and secured borrowings	(6,803)	5,512

Net gain (loss) on investments and secured borrowings	4,215	2,303

Net increase in net assets resulting from operations	$22,453	$20,111

Per Common Share Data
Basic and diluted earnings per common share	$0.38	$0.35
Dividends and distributions declared per common share	$0.32	$0.32
Basic and diluted weighted average common shares outstanding	59,448,470	57,719,505

Exhibit 99.1

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in senior secured and one stop loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital is a nationally recognized credit asset manager with over $20 billion of capital under management. For over 20 years, the firm has provided credit to help medium-sized U.S. businesses grow. The firm’s award-winning middle market lending business helps provide financing for middle market companies and their private equity sponsors. Golub Capital’s credit expertise also forms the foundation of its Late Stage Lending and Broadly Syndicated Loan businesses. Golub Capital has worked hard to build a reputation as a fast, reliable provider of compelling financing solutions, and we believe this has inspired repeat clients and investors. Today, the firm has over 300 employees with lending offices in Chicago, New York and San Francisco. For more information, please visit www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.